                                                                    Exhibit (10)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 24, 2000 in this Registration Statement (Form N-1A No. 2-78309) of PaineWebber RMA Money Fund, Inc. (consisting of PaineWebber RMA Money Market Portfolio, PaineWebber U.S. Government Portfolio and PaineWebber Retirement Money Fund).




                                                     /s/ ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP


New York, New York
August 25, 2000